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                                                          EXHIBIT 10.1
                                    SUBLEASE


    This Sublease (the "Sublease") is entered into by HEWLETT-PACKARD COMPANY, a California corporation ("Sublessor"), as successor by merger to Apollo Computer Inc., and THE TIMBERLAND COMPANY, a Delaware
corporation ("Sublessee"), as of the      day of              , 1994.

1. PROPERTY SUBLEASED. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, upon the terms and conditions set forth herein, a certain building (the "Building") situated on certain land described in Exhibit "A" hereto attached and incorporated herein by this reference, commonly referred to as 200 Domain Drive, Stratham, New Hampshire containing approximately 246,000 rentable square feet of space (determined in accordance with the BOMA Standard Method for Measuring Floor Area in Office Buildings), together with the exclusive right to use the "common areas" (as hereinafter defined) located upon said land (the Building and the land upon which it is located as described in said
    Exhibit "A", including, without limitation, the "common areas" (as hereinafter defined) are sometimes hereinafter referred to as the "Premises"). The term "common areas", as herein used, shall mean all areas, sidewalks, parking areas, access roads and drives, driveways, landscaped areas, truck serviceways, docks, and pedestrian walkways, facilities, equipment and signs situated on said land. Only Sublessee and those claiming under Sublessee shall have the right to use the common areas, which common areas shall be deemed a part of the Premises for purposes of this Sublease; provided, however, that Sublessee acknowledges and agrees that Master Lessor (as defined in Paragraph 3 of this Sublease) has reserved the right in the Master Lease (as defined in said Paragraph 3) to grant for itself and for others drainage and/or utilities easements in, upon and over the common areas so long as such easements and the facilities installed pursuant thereto shall not materially interfere with Sublessee's use of the common areas. To the best of Sublessor's knowledge, the Premises include all appurtenant easements and other rights that are needed by Sublessee to use the Premises for the purposes herein permitted.

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2.  PARKING.  Sublessee shall have the exclusive use of the existing parking spaces delineated on the Premises. Sublessor shall have no obligation to patrol, enforce, or supervise the use of such parking spaces. Sublessee shall have the right to mark any parking spaces on the Premises as reserved by signage or otherwise. Without having made any investigation or inquiry, Sublessor has no reason to believe that the number of parking spaces on the Premises does not comply with the applicable requirements of the zoning regulations of the Town of Stratham, New Hampshire.

3. MASTER LEASE AND MASTER LESSOR. The Premises are presently leased by Sublessor from the trustees of First Altex Realty Trust ("Master Lessor"). Sublessor and Master Lessor entered into a lease for the Premises on June 19, 1984, as amended by a certain Amendment A, dated
        December 21, 1984, as further amended by a certain Stratham Lease Amendment, dated as of May 21, 1986, as affected by a certain letter, dated September 26, 1990, from Sublessor to the Master Lessor and as further amended by a certain Amendment to Lease of even date herewith (said lease, as amended and affected by the above-listed documents, is hereinafter referred to as the "Master Lease"). A copy of the Master Lease is attached hereto as Exhibit "B".

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4.  PREMISES SUBJECT TO CERTAIN PROVISIONS OF MASTER LEASE.  This
    Sublease is subject to, and Sublessee shall be bound with respect to the Premises and this Sublease by, all of the terms, covenants and conditions of Articles V; VIII; XVI through XIX; XXVIII; and
    Exhibit "A" of the Master Lease, which are incorporated herein by this reference.

    Notwithstanding any obligations of the Sublessor, as the "Tenant" under the Master Lease, to the contrary, it is expressly understood and agreed that the following provisions of the Master Lease are not incorporated herein by reference and are entirely superseded and of no force or effect, as between the Sublessee, on the one hand, and the Sublessor, Master Lessor and its mortgagee, as applicable, on the other, by the provisions of this Sublease: Articles I through IV; VI and VII; IX through XV; XX through XXVII; XXIX; and Exhibit "B".

    To the extent that there are any inconsistencies between the terms and provisions of this Sublease and the terms and provisions of the Master Lease that are incorporated herein by reference, the terms and provisions of this Sublease shall control. Any obligations of the Sublessor, as the "Tenant" under the Master Lease, that are not expressly set forth herein as an obligation of the Sublessee under this Sublease shall remain the obligation of the Sublessor under the Master Lease. Sublessor agrees that it shall comply with the terms, covenants and conditions of the Master Lease and not act or suffer or permit anything to be done which would result in a default under the Master Lease beyond any applicable notice and cure period.

    In the event that the Master Lessor succeeds to the Sublessor's interest under this Sublease, Sublessee acknowledges and agrees that any obligation under this Sublease on the part of Sublessee to pay over to Sublessor any amount that Sublessor is obligated under the Master Lease to pay over to the Master Lessor shall thereupon become the direct obligation of Sublessee to pay over such amount to the Master Lessor.

    Sublessor agrees that it will not terminate the Master Lease without Sublessee's prior written consent, except as provided in Paragraph 14 of this Sublease. Except as provided in said Paragraph 14, if Sublessor desires to terminate the Master Lease, Sublessor shall notify Sublessee of its desire so to do, whereupon Sublessee shall either consent or not consent to such termination by giving written notice to Sublessor within twenty (20) business days after receipt of Sublessor's notice. Failure by Sublessee to give such notice within such twenty (20) business day period shall constitute irrevocable and

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    conclusive consent to such termination on the part of Sublessee.  In the event that Sublessor thereafter elects to terminate the Master Lease as aforesaid, Sublessor shall notify Sublessee of such termination and this Sublease shall likewise terminate as of the effective date of the termination of the Master Lease.

5. TERM. The term of this Sublease (the "Sublease Term") shall commence on April 1, 1994 ("Commencement Date") and end on July 14, 1999 ("Expiration Date"), subject to Sublessee's right to extend the term as hereinafter provided. The Sublessee shall be entitled to install fixtures and other equipment, and do other work, prior to the Commencement Date, provided, however, that all of Sublessee's obligations hereunder (except the obligations to pay Base Rent and Operating Expenses) shall commence on the date Sublessee first enters upon the Premises to perform any such work. If this Sublease is still in full force and effect, and if Sublessee is not then in default hereunder beyond any applicable grace period, Sublessee shall have the right to exercise any one of the following options of extension:

         (a) the option to extend the term of this Sublease until September 30, 2000 (the "First Extension Option"), provided that Sublessee shall send written notice of its election to exercise such option to Sublessor on or before January 15, 1999, in which event the term of this Sublease shall be automatically extended until September 30, 2000, without the requirement of any further instrument, upon all of the same terms, provisions and conditions set forth in this Sublease; or

         (b) the option to extend the term of this Sublease until any date between and including October 14, 1999, at a minimum, and September 30, 2000, at a maximum (the "Second Extension Option"), provided that Sublessee shall send written notice of its election to exercise such option (which notice shall specify the term of the extension period) to Sublessor on or before April 15, 1999, in which event the term of this Sublease shall be automatically extended for the period of time specified in such notice (which shall in no event be for an extension period ending earlier than October 14, 1999 or later than September 30, 2000), without the requirement of any further instrument, upon all of the same terms, provisions and conditions set forth in this Sublease; or

         (c) the option to extend the term of this Sublease until any date between and including October 14, 1999, at a minimum, and September 30, 2000, at a maximum (the "Third Extension Option"), provided that Sublessee shall send written notice of its election to exercise such option (which notice shall specify the term of the extension period) to Sublessor on or before May 15, 1999, in which event the term of this Sublease shall be automatically extended for the period of

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              time specified in such notice (which shall in no event be
              for an extension period ending earlier than October 14, 1999 or later than September 30, 2000), without the requirement of any further instrument, upon all of the same terms, provisions and conditions set forth in this Sublease.

    Except with respect to the aforesaid options of extension, Sublessee shall have no right to extend its occupancy beyond the Expiration Date (or, if any of said options of extension is duly exercised by Sublessee, beyond the expiration of the applicable extension period) or to purchase all or any portion of the Premises except as may be agreed upon between the Sublessee and Master Lessor. Sublessor shall have no liability to Sublessee as a result of any lease entered into between Sublessee and Master Lessor, nor shall Sublessor have any liability to Master Lessor beyond that set forth in the Master Lease.

6. RENT. For and with respect to the period from July 15, 1994 through July 14, 1999, Sublessee shall pay Sublessor, as an absolute net rent for the Premises ("Base Rent"), a fixed annual rental at the rate of Six Hundred Seventy-Six Thousand Five Hundred and 00/100 Dollars ($676,500.00), which is the product arrived at by multiplying the approximate rentable area of the Premises by Two and 75/100 Dollars ($2.75), in equal monthly installments of Fifty-Six Thousand Three Hundred Seventy-Five and 00/100 Dollars ($56,375.00) each. Sublessee shall pay all the estimated Operating Expenses (as hereinafter defined) for the Premises on a monthly basis commencing on April 1, 1994 and continuing through the end of the term hereof, initial or extended. Sublessee shall pay all utilities and services associated with Sublessee's use of the Premises, including, without limitation, the share attributable to the Premises of the costs of water and sewer service provided to the Industrial Park of which the Premises are a part and of the cost of repairs and maintenance (but not the cost of replacements which are capital in nature, as determined in accordance with generally accepted accounting principles, consistently applied, which shall be Sublessor's responsibility) of the water and sewer lines serving the Premises and other portions of said Industrial Park (such utilities and services, together with Operating Expenses, are hereinafter referred to as "Additional Rent") commencing on the date Sublessee first enters upon the Premises.

    If Sublessee duly and timely exercises the First Extension Option, then Sublessee shall pay to Sublessor, as Base Rent for and with respect to the period from July 15, 1999 through September 30, 2000, a fixed annual rental at the rate of Seven Hundred Thirty-Eight Thousand and 00/100 Dollars ($738,000.00), which is the product arrived at by multiplying the approximate rentable area of the Premises by Three and 00/100 Dollars ($3.00), in equal monthly installments of Sixty-One Thousand Five Hundred and 00/100 Dollars ($61,500.00) each, together with Additional Rent.

    If Sublessee duly and timely exercises the Second Extension Option, then Sublessee shall pay to Sublessor, as Base Rent for and with respect to the applicable extension period, a fixed annual rental at the rate of One Million Four Hundred Seventy-Six Thousand and 00/100 Dollars ($1,476,000.00), which is the product arrived at by multiplying the approximate rentable area of the Premises by Six and 00/100 Dollars ($6.00), in equal monthly installments of One Hundred Twenty-Three Thousand and 00/100 Dollars ($123,000.00) each, together with Additional Rent.

    If Sublessee duly and timely exercises the Third Extension Option,

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    then Sublessee shall pay to Sublessor, as Base Rent for and with respect to the applicable extension period, a fixed annual rental at the rate of One Million Eight Hundred Forty-Five Thousand and 00/100 Dollars ($1,845,000.00), which is the product arrived at by multiplying the approximate rentable area of the Premises by Seven and 50/100 Dollars ($7.50), in equal monthly installments of One Hundred Fifty-Three Thousand Seven Hundred Fifty and 00/100 Dollars ($153,750.00) each, together with Additional Rent.

    All rents hereunder shall be payable in advance on the first day of each month, without deduction or offset and without prior notice or demand. Any rents more than 10 days past due shall bear interest at the rate of ten percent (10%) per annum or the Wall Street Journal prime rate plus one and one-half percent (1#%), whichever is greater. Rents shall be payable to the order of Sublessor and shall be tendered to Sublessor at 3000 Hanover Street, Palo Alto, California 94304, Attention: Mr. Keith Mehl, Mail Stop 20DF.

7.  BUILDING SERVICES; OPERATING EXPENSES; ADJUSTMENTS TO ADDITIONAL RENT.

    Building Services: Sublessee shall provide, and/or shall retain a property manager and/or contractor to provide, at Sublessee's sole cost and expense, services for the Premises as are required to be provided by the "Tenant" under the Master Lease.

    Operating Expenses: The term "Operating Expenses" as used in this Sublease, means:

    (a) Real property taxes which accrue against the Premises during the term hereof, initial or extended. Real property taxes shall be deemed to include any ad valorem tax, levy, charge or assessment charged against the Premises; any tax or charge for maintenance or services provided to the Premises, or any tax that may be imposed on Sublessor's income from the Premises in lieu of ad valorem or other tax on the Premises (excluding federal or state income, franchise, inheritance or estate taxes); and

    (b) Insurance premiums Sublessor is required to pay or deems necessary to pay with respect to the Premises

    Sublessor agrees, during the term of this Sublease, initial or extended, to pay said real property taxes directly to the taxing authority of the Town of Stratham, New

    Hampshire, and to provide Sublessee with evidence of such payment reasonably satisfactory to Sublessee (such as, for example, a copy of the tax bill stamped "paid" by said taxing authority) so that it is received on or before the date which is ten (10) days prior to the date when any payment of same would become delinquent. If Sublessor fails to pay said real property taxes and to provide Sublessee with such evidence of payment within such time, then, unless and until Sublessor actually pays said real property taxes to such taxing authority, Sublessee shall have the right, but not the obligation, to pay said real property taxes directly to such taxing authority, in which event Sublessee shall have the right to set-off the amount of such payment against any monthly payment(s) of or on account of any or all of fixed rent, Additional Rent and the Contributed Amount
    (as defined in Paragraph 21 hereof) otherwise due and payable from Sublessee to Sublessor under the terms of this Sublease, until the amount of such real property tax payment is fully recouped by Sublessee.
    Sublessee shall have the right to file an application for an abatement of real property taxes in accordance with and subject to the following terms and conditions. If at least thirty (30) days prior to the last day for filing application for such an abatement for any tax year, Sublessor shall receive notice from Sublessee that it desires to file an application for such an abatement for said tax year and, if within twenty (20) days after the receipt of said notice Sublessor shall not give notice to Sublessee that Sublessor or Master Lessor shall file such application, Sublessee shall have the right either in its own name or in the name of Sublessor, but at its own cost and expense, to file such application. If within twenty (20) days after receipt by Sublessor of such notice from Sublessee, Sublessor shall give Sublessee notice that it shall file such application, Sublessor shall file the same prior to the expiration of the time for the filing of the same at its own cost and expense. In any event, notwithstanding the foregoing, if any abatement by whomever prosecuted shall be obtained, the cost and expense of obtaining the same shall be a first charge upon said abatement. If Sublessee shall file an application for abatement pursuant to the provisions hereof, Sublessee will prosecute the same to final determination with due diligence and shall not, without Sublessor's written consent (which consent will not be unreasonably withheld or delayed), settle, compromise or discontinue the same except, however, that Sublessee may discontinue the prosecution of the same at any time after giving Sublessor and Master Lessor notice thereof and an opportunity to take over prosecution of the same. If Sublessor or Master Lessor shall file an application for an abatement for any tax year after having received notice from Sublessee that Sublessee desires to file an application for abatement for said tax year, Sublessor or Master Lessor shall prosecute the same to final determination with due diligence and shall not, without Sublessee's written consent (which consent will not be unreasonably withheld or delayed), settle, compromise or discontinue the same except, however, that Sublessor or Master Lessor may discontinue the prosecution of the same at any time after giving Sublessee notice thereof and an opportunity to take over the prosecution of the same. If any party shall prosecute an application for an abatement, the other parties will cooperate and furnish any pertinent information in either of their respective files reasonably required by the prosecuting party.

    Adjustments to Additional Rent: A statement of current estimated Operating Expenses is attached hereto as Exhibit "C" and incorporated herein by this reference. Sublessor shall, within 180 days following the end of each calendar year of the Sublease Term, and within 180 days following the expiration of the term hereof, initial or extended, notify the Sublessee of any increases or decreases to the Additional Rent for the prior calendar year. Such notice shall include, in reasonable detail, all computations of the Additional Rent and appropriate documentation evidencing the reason for any increase or decrease thereto. In the event of an increase, Sublessee shall pay the Additional Rent due within thirty (30) days following receipt of the applicable notice and adjust the monthly payment on account of Additional Rent as reasonably estimated by Sublessor for the next calendar year. In the event of a decrease, any overpayment shall be (i) credited against Additional Rent thereafter due under this Sublease, or (ii) if no such Additional Rent is thereafter due, promptly refunded to Sublessee.

    "Operating Expenses" shall not include any legal fees or legal expenses payable to Master Lessor under the terms of the Master Lease, except to the extent that such fees or expenses are incurred by Master Lessor as a result of the acts or omissions of Sublessee.

8. USE. Sublessee shall use the Premises only for general office, light manufacture, research and development and related uses and such other uses as are from time to time approved in writing by Sublessor and Master Lessor. It is specifically understood and agreed that Sublessee shall have the right to use the Premises for the purposes indicated in the Sublessee's Plans (as defined in Paragraph 11 of this Sublease), including, without limitation, the use of a portion of the Premises as an employee store, provided that Sublessee obtains any and all governmental permits, licenses and other approvals as may be required under applicable law for any and all such uses.
    Sublessee shall not discontinue occupancy of or abandon the Premises. Notwithstanding anything to the contrary contained in this Sublease, Sublessee agrees that nothing shall be done upon the land described in Exhibit A which shall violate those certain Protective Covenants applicable to said land, a copy of which Sublessee acknowledges is in Sublessee's possession. Without having made any investigation or inquiry, Sublessor is unaware of any reason why Sublessee may not use the Premises for purposes of office, research and development and light manufacturing. Further, Sublessee covenants and agrees as follows:

    (a) Not to injure or deface the Premises; not to permit on the Premises any auction, sale, nuisance, objectionable vibration, noise or odor; not to permit the use of the Premises for any purpose other than those set forth herein or any use which is contrary to law or ordinance, or liable to invalidate or increase the premiums for any insurance carried by Sublessor or Master Lessor on the Premises, or liable to render necessary any structural alterations or additions to the Premises; and if such insurance premiums are increased as a result of the use or occupancy of the Premises by Sublessee, Sublessee shall pay for such increase, the responsibility for the payment of which increase shall apply during each and every year of the term of this Sublease; and to use the sewer system for normal discharge of sanitary waste and not to introduce any chemical fluid, cooling water or any other substance, liquid or material into such system which may be harmful or destructive to such system;

    (b) Not to obstruct in any manner any portion of the common areas; and to conform to all reasonable rules and regulations now or hereafter made by Master Lessor and provided in writing to Sublessee for the care and use of the Premises, its facilities and approaches and common areas;

    (c) Not to store any goods, equipment or any other items outside of the Building, and not to place or empty any trash or rubbish outside of the Building (except in enclosed dumpsters), and to provide for its own rubbish or trash removal;

    (d) Not to move any heavy equipment or fixtures in or out of or within the Building except in such manner as Sublessor and Master Lessor shall designate after written request from Sublessee, and not to place a load on any floor of the Building which would be in violation of what is allowed by law;

    (e) That Sublessor, Master Lessor, or their respective agents, may enter the Premises after prior written notice to Sublessee (except in case of emergency, when no such notice need be given) to make any repairs either or both of such parties may deem necessary or any addition or alteration required to comply with governmental regulations, and with prior oral or written notice and at Sublessee's expense, to remove any alterations, signs or the like for which the prior written consent of either or both of such parties was required hereunder but not obtained by Sublessee; it being understood and agreed that such entry shall be made in such a way as to minimize interference with Sublessee's use of the Premises;

    (f) Subject to Sublessor's obligations to repair and maintain as set forth herein, neither Sublessor nor Master Lessor shall be responsible or liable for any defect, latent or otherwise, in the Premises or any of the equipment, machinery, utilities, appurtenances therein, nor shall Sublessor or Master Lessor be responsible or liable for any injury, loss or damage to any person or to any property of Sublessee or any other person caused by or resulting from rain, snow, ice, wind, frost, water, fire or by the bursting or leakage of windows, doors, walls, ceilings, floors, pipes, gutters or other fixtures, or the overflow of water or sewage in any part of the Premises or for any injury or damage caused by or resulting from acts of God or the elements, or for any injury or damage caused by or resulting from any defect or negligence in the occupancy, construction, operation or use of the Premises, except to the extent caused by the negligence of Sublessor or Master Lessor. Sublessee shall give prompt notice to Sublessor and Master Lessor in case of fire or accidents in the Premises or of defects therein or in any fixtures or equipment;

    (g) To hold all personal property of Sublessee, including trade fixtures, furniture, equipment and the like of Sublessee, or of any other owner situated at the Premises, at Sublessee's own risk, and that neither Sublessor nor Master Lessor shall be liable for theft thereof or any damage thereto occasioned from any acts of any other person, except to the extent caused by the negligence of Sublessor or Master Lessor, as the case may be, and to pay when due all taxes assessed against any such personal property or leasehold interest;

    (h) To permit Master Lessor and its agents at reasonable times to show the Premises to prospective purchasers and mortgagees and to permit Master Lessor and Sublessor and their respective agents at reasonable times to show the Premises to prospective tenants and subtenants during the one hundred eighty (180) days preceding the expiration of the term of the Master Lease or the Sublease, as the case may be;

    (i) Not to suffer or permit any lien of any nature or description to be placed against the Premises or any portion thereof, and in the case of any said lien attaching by reason of the conduct of Sublessee, to immediately pay and discharge the same of record (provided, however, that Sublessee may contest the same in good faith so long as it provides a sufficient and recordable lien bond or other adequate security with respect to such lien); provided, however, that this provision shall not be interpreted as meaning that the Sublessee has any authority or power to permit any lien of any nature or description to attach to or be placed upon the title or interest of the Master Lessor or the Sublessor in the Premises or any portion thereof;

    (j) That the rights and remedies to which the Sublessor may be entitled under the terms of this Sublease are cumulative and are not intended to be exclusive of any other rights or remedies to which the Sublessor may be properly entitled in case of any breach or threatened breach by Sublessee of any term or provision of this Sublease;

    (k) That no failure of either party to exercise any power conferred to it in this Sublease or to insist upon strict compliance by the other party of any obligation, covenant or agreement and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of such party's right to demand an exact compliance with the terms hereof;

    (l) That, without limitation of anything else herein or in the Master Lease contained, the Sublessor and the Master Lessor may enter upon the Premises and exercise and perform any and all of Sublessor's and Master Lessor's respective rights without being deemed guilty of an eviction or disturbance of Sublessee's use or possession, and without being liable in any manner to Sublessee; provided, however, that such entry shall be made in such a way as to minimize interference with Sublessee's use of the Premises;

    (m) To promptly comply, at the expense of Sublessee (except to the extent that Sublessor is otherwise responsible for compliance and the cost thereof as set forth in Paragraph 9 hereof), with all requirements of any governmental agency, whether the same be local, state or federal, having competent jurisdiction, which requirements are made necessary by reason of Sublessee's occupancy and use of the Premises as permitted under this Sublease (provided, however, that Sublessee may contest the same in good faith in accordance with, subject to and to the extent permitted by applicable law);

    (n) That if the Sublessee shall at any time breach or default in the performance of any of the obligations, covenants or agreements of Sublessee under this Sublease, and if such breach or default continues beyond the applicable grace period set forth in Paragraph 16 hereof, then Sublessor and Master Lessor shall each have the right to enter upon the Premises and to perform such obligations of the Sublessee, including the payment of money and the performance of any other act; all sums so paid by the Sublessor and/or the Master Lessor, as the case may be, and all necessary and reasonable incidental costs and expenses in connection therewith shall be deemed to be additional rent under this Sublease which shall be payable to Sublessor or Master Lessor, as the case may be, immediately upon demand; and

    (o) To insure the contents, equipment and improvements of Sublessee against standard extended coverage risks, in such amounts as Sublessor and Master Lessor shall reasonably approve, under a policy or policies of insurance which shall provide that such insurance shall not be cancelled without at least ten (10) days' prior written notice to Sublessor and Master Lessor. Copies of such insurance policy or policies or certificates of insurance evidencing such coverage, together with evidence of payment of premiums, shall be furnished to Sublessor and Master Lessor.

9. CONDITION OF THE PREMISES; MAINTENANCE. Sublessee has inspected the Premises prior to executing this Sublease. Upon delivery of possession of the Premises by Sublessor to Sublessee on the Commencement Date, Sublessee shall conclusively be deemed to have accepted the Premises in "as-is" condition and to have acknowledged that (a) the same are in good condition and satisfactory to Sublessee in all respects and (b) Sublessor has no obligation to make any improvements to the Premises. After receiving notice from Sublessee of any failure by Master Lessor to perform any of its obligations to maintain the Premises, as set forth in the Master Lease, Sublessor agrees to use reasonable efforts to enforce any right Sublessor may have under the Master Lease to cause Master Lessor to perform any such obligation.

    Sublessee agrees that from and after the date that possession of the Premises is delivered to Sublessee, and until the end of the term hereof, initial or extended, it will keep neat and clean and maintain in good order, condition and repair, the Premises and every part thereof, including, without limitation, the exterior and interior portions of all doors, windows and plate glass in the Premises, all plumbing, sewage, septic, heating, air conditioning systems and mechanical equipment which serve the Premises, including all rooftop units, fixtures and interior walls, floors, ceilings, signs (including exterior signs where permitted), and all wiring, electrical systems, interior building appliances, and similar equipment within the Premises, reasonable wear and tear and damage by casualties excepted. Sublessee further agrees that the Premises shall be kept in a clean, sanitary and safe condition in accordance with the laws of the State of New Hampshire and by-laws of the Town of Stratham, and in accordance with all directions, rules and regulations of the Health Officer, Fire Marshal, Building Inspector and other proper officers of the governmental agencies having jurisdiction thereover. Sublessee shall not permit or commit any waste. Sublessee shall provide and pay for its own janitorial and cleaning services. Sublessee further agrees that it will obtain and maintain in full force and effect a heating and air conditioning equipment service contract which shall provide for the periodic maintenance of the heating and air conditioning equipment serving the Building. Said contract shall be made with a reputable contractor and shall be subject to Sublessor's and Master Lessor's approval, which approval shall not be unreasonably withheld or delayed. Copies of said contract and any renewals and/or replacements thereof shall be delivered to Sublessor and Master Lessor. Sublessee further agrees that it will obtain and maintain in full force and effect a service contract which shall provide for the periodic inspection and maintenance of each elevator within the Building. Said contract shall be made with a reputable contractor and shall be subject to Sublessor's and Master Lessor's approval, which approval shall not be unreasonably withheld or delayed. Copies of said contract and any renewals and/or replacements thereof shall be delivered to Sublessor and Master Lessor. In addition, Sublessee agrees to keep the inlets and outlets of all storm retention and drainage facilities in the common areas free of obstruction and to keep, maintain and repair all of the common areas (including, without limitation, any required patching and other maintenance of the parking lot, but excluding any replacement or repaving thereof (which shall be Sublessor's responsibility), and also excluding the maintenance, repair and replacement of water and sewer lines, for which provision is made below) in as good order, repair and condition as they were in at the commencement of the term of this Sublease, reasonable wear and tear and damage by casualty excepted, free and clear of snow, ice, refuse and obstructions and lighted at least during such hours of darkness as may be required by applicable law and/or by the requirements of any insurance company which issues any policy of insurance upon the Premises. In addition, Sublessee shall be responsible for paying to Sublessor any amounts which Sublessor is obligated to pay to Master Lessor under Article VI of the Master Lease, for the cost of making any reasonable, necessary repairs to the roof of the Building (but not for the cost of replacing said roof, unless such replacement is required as a result of any negligent or willful act or omission of Sublessee). Such cost shall include any amount on account of the administrative and management charge payable by Sublessor to Master Lessor under said Article VI. Any amount required to be paid by Sublessee to Sublessor pursuant to this Paragraph shall be paid within fifteen (15) days after receipt by Sublessee of a written request from Sublessor, each such request to be accompanied by copies of bills, invoices or similar supporting data with respect to the work covered thereby. In addition, Sublessee shall pay to Sublessor any amount that Sublessor is obligated to pay to Master Lessor on account of any assessments made by the Association described in
    Article V of the Master Lease for the cost of maintaining the water and sewer lines which serve the Premises. Further, with respect to any obligations imposed on Sublessee by this Sublease to comply with requirements of governmental agencies or other lawful authorities having jurisdiction, Sublessor agrees that if any such requirements relate to the removal, replacement or modification of items or materials that are present in or on the Premises as of the date of this Sublease and if such removal, replacement or modification would be required even if the Premises were unused and vacant, that is to say, irrespective of the use and occupancy of the Premises by Sublessee as permitted under this Sublease, then Sublessor shall be responsible for such removal, replacement or modification and Sublessee shall have no responsibility therefor. Sublessee shall have no right or obligation to make any structural or roof repairs to, or to replace or modify any structural portion or the roof of, the Building, except as may be done in connection with the performance of the Sublessee's Work, as approved by Master Lessor and Sublessor. Except as aforesaid, said structural or roof repairs to, or replacements or modifications of structural portions or the roof of, the Building shall be the responsibility of the Master Lessor or the Sublessor as provided in the Master Lease or the Sublease.

10. UTILITIES. Sublessee agrees to pay when due, directly to the appropriate utility companies, the cost of all water, gas, electricity and other utilities used by Sublessee at the Premises, including, without limitation, all utilities necessary for heating and air conditioning the Premises and to pay the share attributable to the Premises of the costs of water and sewer service provided to the Industrial Park of which the Premises are a part and of the cost of repairs and maintenance of the water and sewer lines serving the Premises and other portions of said Industrial Park (but not the cost of any replacement of said water and sewer lines which is capital in nature, as determined in accordance with generally accepted accounting principles consistently applied, which shall be Sublessor's responsibility). Sublessee agrees that it will only discharge into the sewer system serving the Premises so-called

    "domestic" sewage from employee washrooms and employee food service operations, and that no industrial waste will be discharged into said sewer system. Sublessee further agrees that not more than twenty thousand (20,000) gallons of water will be used by the Premises each day, and not more than twenty thousand (20,000) gallons of effluent will be discharged each day by the Premises into said sewer system. Sublessee shall provide adequate heat to the Premises to prevent the freezing and/or bursting of any pipes or duct work in the Premises.

11. CONSTRUCTION; SIGNAGE. Sublessee agrees that it will, at its sole cost and expense (subject to payment by Sublessor of Sublessor's Construction Allowance as provided in Paragraph 21 hereof) prior to commencing Sublessee's remodeling work (the "Sublessee's Work"), prepare and submit to Sublessor and Master Lessor for their respective approvals, plans and specifications for such work (the "Plans and Specifications"). Sublessor hereby approves the general scope of Sublessee's Work shown on those certain plans consisting of one "study plan" for each of the floors, dated November 15, 1993 and stamped November 18, 1993, as updated by two floor plans dated
    March 4, 1994; two plans (one floor and one elevation) for the front lobby entrance, stamped November 18, 1993; and a plan of the employee/cafe entrance, unstamped and undated; all of which were prepared by Schwartz/Silver Architects Inc., have been reviewed by Sublessor and are herein referred to as the "Sublessee's Plans"; provided, however, that Sublessor and Master Lessor shall each have the opportunity to review the details of the Plans and Specifications with respect thereto. Sublessee agrees to perform, at the Sublessee's sole cost and expense (subject to payment by Sublessor of Sublessor's Construction Allowance as provided in Paragraph 21 hereof), all of the Sublessee's Work described in the Plans and Specifications. All of the Sublessee's Work shall be performed in accordance with the Plans and Specifications as approved by Sublessor and Master Lessor, and shall be governed in all respects by, and be subject to, the following:

    A. The Sublessee's Work shall be performed in a good and workmanlike manner and shall be in good and usable condition at the date of completion thereof.

    B. Compliance with Laws: All the Sublessee's Work shall be performed in full compliance with and shall conform to all applicable federal, state and local laws, codes, regulations and ordinances, including, without limitation, the Americans with Disabilities Act, all applicable building and zoning codes and laws relating to the use, storage, removal, transportation or disposal of hazardous or toxic materials or oil, and all directions, rules and regulations of the Health Officer, Fire Marshal, Building Inspector and other proper officers of the governmental agencies having jurisdiction thereover, and all reasonable requirements of the Sublessor's and Master Lessor's underwriters, if any. Sublessor's and Master Lessor's approval of the Plans and Specifications shall not constitute an acknowledgment that work done in conformity therewith will so comply and conform, it being expressly understood and agreed that Sublessee shall be solely responsible for ensuring such compliance and conformity and for any modifications to or corrections in the Sublessee's Work required by any governmental agency or insurance underwriters. Sublessee shall obtain and furnish to Sublessor approvals from all agencies with jurisdiction over matters relative to the performance of the Sublessee's Work, including, without limitation, electrical, gas, water, heating and cooling, and telephone work, and shall secure its own building and occupancy permits. Sublessor reserves the right to require changes in the Sublessee's Work when necessary by reason of code requirements or directives of governmental authorities having jurisdiction over the Premises. Notwithstanding anything to the contrary contained in this subparagraph B of Paragraph 11, Sublessee shall have the right to appeal adverse decisions relative to state, local or other land use laws in good faith, so long as any risk to Sublessor or Master Lessor is adequately provided against by bond or other security reasonably acceptable to Sublessor or Master Lessor or both, as the case may be.

    C. Insurance: Prior to commencement of the Sublessee's Work and until completion thereof, the Sublessee shall maintain, or cause to be maintained, casualty insurance in builder's risk form, covering Sublessor, Master Lessor and its mortgagee and their respective agents, employees and beneficiaries, Sublessee and Sublessee's contractor as their interests may appear, against loss or damage by fire, vandalism and malicious mischief, and such other risks as are customarily covered by the so-called "extended coverage endorsement" upon all the Sublessee's Work in place, and all materials stored at the site of the Sublessee's Work and all materials, equipment, supplies and temporary structures of all kinds incident to the Sublessee's Work and builder's machinery, tools and equipment, all while forming a part of, or contained in, such improvements or temporary structures while on the Premises or when adjacent thereto while on sidewalks, streets or alleys, all in the full insurable value thereof at all times. In addition, the Sublessee agrees to require all contractors and subcontractors engaged in the performance of the Sublessee's Work to effect and maintain and deliver to Sublessee, Sublessor and Master Lessor certificates evidencing the existence of, prior to the commencement of the Sublessee's Work and until completion thereof, the following insurance coverages:

         1. Workmen's Compensation Insurance - In accordance with the laws of the State of New Hampshire, including Employer's Liability Insurance, to the limit of $100,000 each accident.

         2. Comprehensive General Liability Insurance against bodily injury, including death resulting therefrom, to the limit of $3,000,000 for any one person or more than one person in any one accident and against property damage to the limit of $250,000 in each occurrence and $500,000 aggregate.

         Prior to the commencement of the Sublessee's Work, the Sublessee shall deliver to Sublessor, Master Lessor and its mortgagee (if applicable) certificates of all required insurance, and evidence of the payment of premiums thereon (and certificates of renewal, and evidence of premium payments with reference thereto, where appropriate). All such insurance shall provide, and certificates thereof shall state, that the same is non-cancellable and materially non-amendable without ten (10) days' prior written notice to Sublessor, Master Lessor and its mortgagee (if applicable), respectively.

    D. Within ten (10) business days after receipt by Sublessor and Master Lessor of the Plans and Specifications from Sublessee, such parties agree to review the same, approve or disapprove the same in writing (Sublessor and Master Lessor both agreeing that such approval shall not be unreasonably withheld or delayed (except, with respect to Master Lessor's approval only, as to structural, exterior and/or roof work) and that any disapproval shall specify in reasonable detail the reasons therefor), and specify by written notice to Sublessee all fixtures and other leasehold improvements to be removed by Sublessee at the expiration or earlier termination of the Sublease Term. Master Lessor and Sublessor agree to act reasonably in designating such fixtures and leasehold improvements for removal as aforesaid. Sublessee agrees to remove the same at such time in accordance with the provisions of Paragraph 18 hereof. Failure to give such notice within such ten (10) business day period approving or disapproving the Plans and Specifications and specifying such items to be removed shall constitute approval thereof and agreement that all such items may remain in the Premises at the time of surrender thereof.

    Sublessee shall be entitled to install or display advertising devices, signs or other things upon the exterior walls or the windows, together with monument signs on the land portion of the Premises, as long as the same comply with applicable requirements of the zoning regulations of the Town of Stratham, New Hampshire or any other applicable laws or regulations, do not constitute a nuisance and are consistent with the exterior architectural and aesthetic appearance of the improvements located on the Premises.

12. ALTERATIONS. Notwithstanding anything to the contrary contained in the Master Lease, Sublessee shall make no alteration, addition or improvement to the Premises without the prior written consent of the Sublessor and Master Lessor, which consent shall not be unreasonably withheld or delayed (except, with respect to Master Lessor's consent only, as to structural, exterior and/or roof work). Any and all such alterations shall be made in accordance with all applicable laws and regulations, in accordance with plans and specifications therefor subject to review and approval by Master Lessor and Sublessor (Sublessor and Master Lessor both agreeing that such approval shall not be unreasonably withheld or delayed (except, with respect to Master Lessor's approval only, as to structural, exterior and/or roof work) and that any disapproval of which shall specify in reasonable detail the reasons therefor), and in a good and workmanlike manner. Any request for Sublessor's and Master Lessor's consent to such alterations shall specify the commencement date and the approximate completion date thereof, and shall include the plans and specifications therefor.

    Notwithstanding the foregoing, Sublessor and Master Lessor agree that Sublessee may make interior, non-structural alterations within the Premises that do not affect the utility or mechanical systems thereof, without having to obtain their prior written consent, provided that, in each instance, (i) Sublessee shall first give written notice to Sublessor and Master Lessor specifying the proposed alterations, the commencement and approximate completion dates thereof and a list of all contractors who will be performing work in connection therewith, (ii) upon Sublessor's or Master Lessor's request therefor, Sublessee shall provide to such requesting party copies of plans and specifications for such alterations, (iii) such alterations shall be made in accordance with all applicable laws and regulations and in a good and workmanlike manner by licensed and insured contractors experienced in the kind and scope of the proposed work and in accordance with all of the applicable provisions of this Sublease relating to construction of improvements by Sublessee, and
    (iv) Sublessee shall provide Sublessor and Master Lessor with a certificate in form and substance reasonably satisfactory to Sublessor and Master Lessor stating that such alterations were constructed substantially in accordance with the plans and specifications therefor. Notwithstanding the requirement that any such alteration work not involve utility or mechanical systems, it is expressly understood and agreed that Sublessee shall have the right to alter duct work and redistribute utilities within the Premises so as to adapt the same to any alterations in the location of interior partitions and non-structural walls that are permitted by the provisions of the immediately preceding sentence. Sublessor and Master Lessor shall have the right to impose reasonable conditions upon the nature, scope or conduct of such alteration work to insure that the structure or support of the Building is not impaired and that the purposes and quality of the Building are not adversely affected. Within ten (10) business days after receipt by such parties of such notice and plans and specifications from Sublessee, such parties agree to review the same and specify by written notice to Sublessee all fixtures and other leasehold improvements to be removed by Sublessee at the expiration or earlier termination of the Sublease Term. Master Lessor and Sublessor agree to act reasonably in designating such fixtures and leasehold improvements for removal as aforesaid. Sublessee agrees to remove the same at such time in accordance with the provisions of Paragraph 18 hereof. Failure to give such notice within such ten (10) business day period specifying such items to be removed shall constitute agreement that all such items may remain in the Premises at the time of surrender thereof.

    Notwithstanding anything to the contrary contained in this Paragraph 12, if Sublessor fails to approve or disapprove the plans and specifications for any alteration work requiring Sublessor's approval hereunder within ten (10) business days after Sublessor receives a complete set thereof, such plans and specifications shall conclusively be deemed to have been approved by Sublessor.

13. INDEMNITY AND INSURANCE. Sublessee agrees to indemnify and hold harmless Sublessor, Master Lessor and its mortgagee from and against all claims arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the term hereof in or about the Premises, where such accident, damage or injury results or is claimed to have resulted from negligence or willful misconduct on the part of Sublessee or Sublessee's contractors, licensees, agents, servants or employees, except that Sublessee shall not indemnify and hold harmless any of Sublessor, Master Lessor or its mortgagee, respectively, to the extent that any such accident, damage or injury results from the negligence or willful misconduct of such party or its contractors, licensees, agents, servants or employees. This indemnity and hold harmless agreement shall include indemnity against all reasonable costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, without limitation, reasonable attorneys' fees incurred in connection with the defense thereof.

    Sublessor agrees to indemnify and hold harmless Sublessee from and against all claims arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the term hereof in or about the Premises, where such accident, damage or injury results or is claimed to have resulted from negligence or willful misconduct on the part of Sublessor or Sublessor's contractors, licensees, agents, servants or employees, except to the extent that any such accident, damage or injury results from the negligence or willful misconduct of Sublessee or its contractors, licensees, agents, servants or employees. This indemnity and hold harmless agreement shall include indemnity against all reasonable costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, without limitation, reasonable attorneys' fees incurred in connection with the defense thereof.

    Sublessee agrees to maintain policies of comprehensive public liability insurance and insurance covering its leasehold improvements and its own fixtures, merchandise, equipment and other property contained in the Premises in such amounts as Sublessor and Master
    Lessor shall reasonably approve, and otherwise in accordance with and subject to the applicable provisions of the Master Lease, all as if Sublessee were the Lessee therein named. Such policies of comprehensive general liability insurance shall name Sublessor and Master Lessor and, if requested by Master Lessor, all holders of mortgages on the Premises as additional insured parties. Certificates of insurance evidencing such coverage shall be delivered to Sublessor and Master Lessor at the commencement of the Sublease Term and if any such policy requires renewal, not less than ten (10) days prior to the expiration of such policy.

    Sublessee waives, as long as it may be permitted by Sublessee's insurer, without payment of extra premiums, and shall cause its insurance carrier to waive, its right of recovery against Sublessor, Master Lessor, all holders of mortgages on the Premises, and their employees, agents, successors and assigns, for any fire and extended coverage losses occurring to Sublessee's leasehold improvements and to property belonging to Sublessee which may be placed in or on the Premises. In consideration thereof, so long as it may be permitted by Sublessor's insurer, without payment of extra premiums, Sublessor hereby agrees to waive, and to cause its insurance carrier to waive, its right of recovery against Sublessee, its successors or assigns, for any fire and extended coverage losses to the Premises. If either party's insurance carrier shall charge extra premiums for the incorporation of the above-described waiver of subrogation in its policies, then such party shall give prompt written notice to the other of the amount of such extra premiums and shall provide evidence thereof reasonably satisfactory to the other party (such notice and evidence are hereinafter referred to as the "Extra Premium Notice"). In that event, the other party shall have the right, but not the obligation, to request that such waiver be provided by giving written notice to the other party within fifteen (15) business days after receiving the Extra Premium Notice and by paying such extra premiums to the other party upon demand. If the party requesting such waiver shall fail to pay such extra premiums as aforesaid, then the other party shall be released from its obligation to provide such waiver.

14. CASUALTY AND EMINENT DOMAIN.

    A. CASUALTY. If all or a substantial part of the Premises is destroyed or damaged by fire or other casualty (a substantial part of the Premises for the purposes of this Paragraph shall be deemed to be fifty percent (50%) or more of its insurable value), and if, as a result thereof, Master Lessor elects to terminate the Master Lease pursuant to the provisions of Article X thereof, then Sublessor shall notify Sublessee of such termination and this Sublease shall likewise terminate as of the effective date of the termination of the Master Lease. If Master Lessor elects under said Article X of the Master Lease to restore all or the damaged portion of the Premises, but such restoration is not substantially completed with the result that use and occupancy of substantially all of the Premises are not granted to Sublessee within one hundred eighty (180) days after the time the Premises are destroyed or damaged, Sublessee shall have the right to terminate this Sublease by giving twenty (20) business days' notice to Sublessor, unless Master Lessor substantially completes such restoration as aforesaid within such twenty (20) business day period, in which event such termination shall be null and void and of no force or effect. Sublessor agrees that it will not terminate the Master Lease pursuant to Article X thereof without Sublessee's prior written consent; except that no such consent shall be necessary if Master Lessor has failed to restore the Premises as aforesaid within three hundred sixty (360) days after the Premises are destroyed or damaged and Sublessor elects to terminate the Master Lease after the expiration of such 360-day period. In such event, Sublessor shall notify Sublessee of such termination and this Sublease shall likewise terminate as of the effective date of the termination of the Master Lease. If Sublessor desires to terminate the Master Lease pursuant to the provisions of Article X thereof prior to the expiration of such 360-day period, then Sublessor shall notify Sublessee of its desire so to do, whereupon Sublessee shall either consent or not consent to such termination by giving written notice to Sublessor within twenty (20) business days after receipt of Sublessor's notice. Failure by Sublessee to give such notice within such twenty (20) business day period shall constitute irrevocable and conclusive consent to such termination on the part of Sublessee. In the event that Sublessor thereafter elects to terminate the Master Lease as aforesaid, Sublessor shall notify Sublessee of such termination and this Sublease shall likewise terminate as of the effective date of the termination of the Master Lease. Neither Master Lessor nor Sublessor shall have any obligation to Sublessee to restore the Premises or to repair or replace Sublessee's furniture, furnishings and equipment after the same are destroyed or damaged by any such fire or other casualty. If this Sublease is not terminated as aforesaid, a just proportion of the Base Rent, Additional Rent and Contributed Amount, according to the nature and extent of the damage, shall be abated until use and occupancy of substantially all of the Premises shall have been granted to Sublessee as aforesaid.

    B. EMINENT DOMAIN. If the Premises shall be completely taken by exercise of eminent domain, then this Sublease shall terminate as of the date of such taking. If any substantial part of the Premises shall be taken by the exercise of eminent domain or by action of any public or other authority (a substantial part of the Premises for the purposes of this Paragraph shall be deemed to be fifty percent (50%) or more of its insurable value), and if, as a result thereof, Master Lessor elects to terminate the Master Lease pursuant to the provisions of Article XI thereof, then Sublessor shall notify Sublessee of such termination and this Sublease shall likewise terminate as of the effective date of the termination of the Master Lease. If Master Lessor elects under said Article XI of the Master Lease to restore any remaining portion of the Premises, but such restoration is not substantially completed with the result that use and occupancy of substantially all of such remaining portion are not granted to Sublessee within one hundred eighty (180) days after the time of such taking, Sublessee shall have the right to terminate this Sublease by giving twenty (20) business days' notice to Sublessor, unless Master Lessor substantially completes such restoration as aforesaid within such twenty (20) business day period, in which event such termination shall be null and void and of no force or effect. Sublessor agrees that it will not terminate the Master Lease pursuant to Article XI thereof without Sublessee's prior written consent. If Sublessor desires to terminate the Master Lease pursuant to the provisions of
         Article XI thereof, then Sublessor shall notify Sublessee of its desire so to do, whereupon Sublessee shall either consent or not consent to such termination by giving written notice to Sublessor within twenty (20) business days after receipt of Sublessor's notice. Failure by Sublessee to give such notice within such twenty (20) business day period shall constitute irrevocable and conclusive consent to such termination on the part of Sublessee. In the event that Sublessor thereafter elects to terminate the Master Lease as aforesaid, Sublessor shall notify Sublessee of such termination and this Sublease shall likewise terminate as of the effective date of the termination of the Master Lease. If this Sublease is not terminated as aforesaid, a just proportion of the Base Rent, Additional Rent and Contributed Amount, according to the nature and extent of the portion of the Premises rendered untenantable, shall be abated until use and occupancy of substantially all of the remaining portion of the Premises shall have been granted to Sublessee as aforesaid, and thereafter a just proportion of the Base Rent, according to the nature and extent of the portion of the Premises so taken, shall be abated for the balance of the term of this Sublease. Master Lessor reserves and excepts all rights to damages to the Premises, including, without limitation, the Building and the leasehold improvements therein, accrued or subsequently accruing by reason of anything lawfully done in pursuance of any public or other authority; and, by way of confirmation, Sublessee grants to Master Lessor all of Sublessee's rights to such damages, except for damages to trade fixtures and other property which Sublessee may remove from the Premises pursuant to the provisions of this Sublease, relocation expenses and any other award which would not diminish the amount of Master Lessor's said award pursuant to Article XI of the Master Lease, and covenants to execute and deliver such further instruments or assignments thereof as Master Lessor may from time to time request.

15. NOTICES. Any notice given under this Sublease shall be in writing and shall be hand-delivered or mailed (by certified or registered mail, return receipt requested, postage prepaid) or by a national overnight courier service that provides for a return receipt, addressed as follows (or addressed as directed in writing by any of the following parties by subsequent notice to the other parties given in the same manner):

    Sublessee:          THE TIMBERLAND COMPANY
                        200 Domain Drive
                        Stratham, New Hampshire  03885
                        Attn:  Chief Financial Officer

    with a copy to:     THE TIMBERLAND COMPANY
                        200 Domain Drive
                        Stratham, New Hampshire  03885
                        Attn:  General Counsel

    Sublessor:          HEWLETT-PACKARD COMPANY
                        2101 Gaither Road
                        Rockville, Maryland  20850
                        Attn:  Corporate Real Estate Manager

    Master Lessor:      TRUSTEES OF FIRST ALTEX REALTY TRUST
                        c/o Altid Properties
                        17 Monsignor O'Brien Highway
                        Cambridge, Massachusetts  02141-1817

    Master Lessor's
    Mortgagee:          TEACHERS INSURANCE AND ANNUITY
                          ASSOCIATION OF AMERICA
                        730 Third Avenue
                        New York, New York  10017

    Any notice shall be deemed to have been given upon the earlier to occur of (a) when hand-delivered; or, if mailed, upon receipt; or, if sent by overnight courier, when delivered by such courier; or (b) whether hand-delivered, mailed or sent by overnight courier, upon the first business day on which delivery of such notice is attempted.

16. REMEDIES OF SUBLESSOR UPON DEFAULT. Any one of the following shall be deemed to be an "Event of Default" under this Sublease:

    A. Failure on the part of the Sublessee to make payment of or on account of Base Rent, Additional Rent, the Contributed Amount or any other monetary amount due under this Sublease within ten
         (10) days after the Sublessor has sent to the Sublessee notice of such default.

    B. With respect to a non-monetary default under this Sublease, failure of the Sublessee to cure the same within thirty (30) days after the Sublessor has sent to the Sublessee notice of such default.

    C. The commencement of any of the following proceedings, with such proceeding not being dismissed within sixty (60) days after it has begun: (i) the estate hereby created being taken on execution or by other process of law; (ii) the Sublessee being judicially declared bankrupt or insolvent according to law;
         (iii) an assignment being made of the property of the Sublessee for the benefit of creditors; (iv) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer being appointed to take charge of all or any substantial part of the Sublessee's property by a court of competent jurisdiction; or (v) a petition being filed for the reorganization of the Sublessee under any provisions of the Bankruptcy Code or any federal or state law now or hereafter enacted.

    D. The Sublessee filing a petition for reorganization or for rearrangement under, or otherwise availing itself of any provisions of, the Bankruptcy Code or any federal or state law now or hereafter enacted providing a plan or other means for a debtor to settle, satisfy or extend the time for the payment of debts.

    Should any Event of Default occur then, notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance, the Sublessor lawfully may, in addition to any remedies available to the Sublessor under applicable statutes or case law, or otherwise, immediately or at any time thereafter, and, to the maximum extent permitted by law, without demand or notice (and the Sublessee hereby expressly waives any notice to quit possession of the Premises), enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of the Sublessor's former estate, and expel the Sublessee and those claiming through or under it and remove its or their effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant and/or the Sublessor may send written notice to the Sublessee terminating the term of this Sublease; and upon the first to occur of: (i) entry as aforesaid; or (ii) the fifth (5th) day following the sending of such notice of termination, the term of this Sublease shall terminate.

    The Sublessee covenants and agrees, notwithstanding any termination of this Sublease as aforesaid or any entry or re-entry by the Sublessor, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Base Rent, Additional Rent, the Contributed Amount and other charges reserved as they would, under the terms of this Sublease, become due if this Sublease had not been terminated or if the Sublessor had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the term, and for the whole thereof; but in the event the Premises be relet by the Sublessor, the Sublessee shall be entitled to a credit in the net amount of rent received by the Sublessor in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodelling costs, brokerage fees, and the like) and in collecting the rent in connection therewith. It is specifically understood and agreed that the Sublessor shall be entitled to take into account in connection with any reletting of the Premises all relevant factors which would be taken into account by a sophisticated tenant in securing a replacement subtenant for the Premises, such as, but not limited to, the type of operation proposed to be conducted by any such replacement subtenant, and the financial responsibility of any such replacement subtenant. Sublessor agrees to use reasonable efforts to relet the Premises in the event that this Sublease is terminated as aforesaid. As an alternative, at the election of the Sublessor (such election to be made within ninety (90) days of entry, re-entry or termination), the Sublessee will upon such termination pay to the Sublessor, as full and complete, final, agreed upon liquidated damages for Sublessee's liability hereunder for failure to pay the Base Rent, Additional Rent and Contributed Amount from and after the date of termination (but not as such liquidated damages for any liability of Sublessee under this Sublease for failure to perform any of its other obligations specifically set forth in this Sublease, including, without limitation, liability for Sublessor's attorneys' fees and expenses and environmental and holdover liability), such a sum as at the time of such termination represents the amount of the excess, if any, of the then present value of the total Base Rent, Additional Rent, Contributed Amount and other benefits which would have accrued to the Sublessor under this Sublease for the remainder of the Sublease term if the Sublease terms had been fully complied with by the Sublessee (calculated using a discount rate of six percent (6%) over and above the then fair market cash rental value (in advance) of the Premises for the balance of the term (calculated using the same discount rate).

17. NONASSIGNMENT. Sublessee's interest in this Sublease is not assignable, whether by operation of law or otherwise. Sublessee shall have no right to sublet the Premises or to transfer any interest of Sublessee therein. As between Sublessor and Sublessee, Sublessor shall have the right to assign its interest in the Master Lease, this Sublease or both without Sublessee's consent.

    The provisions of this Paragraph shall not, however, be applicable to an assignment of this Sublease or subletting of the entire Premises by Sublessee to its wholly owned subsidiary or immediate controlling corporation or to a corporation or other entity under common control with Sublessee (for such period of time as such corporation remains such a subsidiary or such a controlling corporation or such a corporation or other entity under common control, respectively, it being agreed that the subsequent sale or transfer of stock or other legal or beneficial ownership interest resulting in a change in voting control, or any other transaction(s) having the overall effect that such corporation ceases to be such a subsidiary or such a controlling corporation or such a corporation or other entity under common control, respectively, of Sublessee, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Sublease governed by the provisions of this Paragraph), or to a corporation or other entity which acquires all or substantially all of the assets of Sublessee, provided (and it shall be a condition of the validity of any such assignment) that such wholly owned subsidiary or such immediate controlling corporation or such a corporation or other entity under common control or such acquiring corporation or entity first agree directly with the Sublessor and/or the Master Lessor, as the case may be, to be primarily liable for performing all of the obligations of Sublessee hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Sublease, the covenant to use the Premises only for the purposes specifically permitted under this Sublease and the covenant against further assignment and subletting; but such assignment shall not relieve the Sublessee herein named of any of its obligations hereunder, and Sublessee shall remain fully and primarily liable therefor.

18. SURRENDER OF THE PREMISES. Upon the expiration of the Sublease Term or earlier termination of this Sublease, Sublessee shall remove its furniture, trade fixtures, equipment and other goods and effects, and shall also remove any of its fixtures that Sublessor or Master Lessor shall have required to be so removed in accordance with the terms and provisions of Paragraph 11 and/or 12 of this Sublease, and shall peaceably yield up the Premises, clean and in as good order, repair and condition as Sublessee is required to maintain same during the term of this Sublease, reasonable wear and tear and damage by casualties excepted, and Sublessor's or Master Lessor's failure to perform their respective repair, maintenance and replacement obligations under this Sublease or the Master Lease also excepted; and Sublessee shall repair any injury done to the Premises by the installation or removal of the Sublessee's fixtures or other property. Prior to the expiration or earlier termination of this Sublease, Sublessee shall remove any of the fixtures and other leasehold improvements originally installed and/or constructed by Sublessee that are specified for removal by any written notice given by Sublessor or Master Lessor to Sublessee pursuant to Paragraphs 11 and/or 12 hereof.

19. ATTORNEYS' FEES. Should either party commence any legal action or proceeding against the other based on this Sublease, the prevailing party shall be entitled to an award of reasonable attorneys' fees, in addition to any other relief to which such party would be entitled.

20. REAL ESTATE COMMISSION. Except for the Kane Company and Hunneman Commercial Company (the "Brokers"), whose entire commission shall be paid by Sublessor pursuant to separate written agreements between each of the Brokers, respectively, and Sublessor, each party represents and warrants to the other that it has not had any dealings with any real estate broker or other person in respect to this Sublease. Each party shall indemnify and hold harmless the other from all damages or claims that may be asserted by any person with whom the indemnifying party has purportedly dealt.

21. SUBLESSOR'S CONSTRUCTION ALLOWANCE. Sublessor agrees to contribute up to Three Million Five Hundred Thousand and 00/l00 Dollars ($3,500,000.00), as Sublessor's construction allowance ("Sublessor's Construction Allowance") toward the cost of Sublessee's Work ("Sublessee's Costs"), it being understood and agreed that the payment of Sublessor's Construction Allowance shall be made subject to the following conditions and according to the following schedule:

    (a) If there then exists no Event of Default under this Sublease, during the time between the date on which Sublessee commences Sublessee's Work and the date on which Sublessee's Work has been substantially completed, Sublessor agrees to make an initial partial payment (the "Initial Payment") to Sublessee of

         Sublessor's Construction Allowance within fifteen (15) days after Sublessor's receipt of the Initial Requisition (as herein defined) and the other documents specified in clauses (ii) through (iv) of this subparagraph (a). The Initial Payment shall be paid to Sublessee or, at Sublessor's election, directly to Sublessee's contractors, subcontractors and/or vendors specified in the Initial Requisition, and shall be equal to eighty-five percent (85%) of the amount of the Initial Requisition; provided, however, that in no event shall the Initial Payment exceed fifty percent (50%) of the full amount of Sublessor's Construction Allowance. Sublessor's obligation to make the Initial Payment shall be contingent upon Sublessee's first having furnished to Sublessor the following: (i) a statement in form and substance reasonably satisfactory to Sublessor (the "Initial Requisition"), certified to be true, accurate and complete by an executive officer of Sublessee, stating the amount that has actually been paid out and that will be paid out from the proceeds of the Initial Payment on account of Sublessee's Costs actually incurred as of the date thereof (excluding reasonable retainage amounts), (ii) invoices, including receipted invoices for amounts already paid out, substantiating any and all such payments made and to be made by Sublessee on account of Sublessee's Costs actually incurred as of the date of the Initial Requisition, (iii) an affidavit of Sublessee's general contractor, in form and substance reasonably satisfactory to Sublessor, dated no later than the date of the Initial Requisition, stating that any and all amounts then due to said general contractor and all subcontractors and other parties attributable to labor and materials furnished in connection with Sublessee's Work have been paid in full or will be paid in full from the proceeds of the Initial Payment (subject to applicable retainage amounts), and (iv) executed lien waivers from said general contractor and said subcontractors and other parties, in form and substance reasonably satisfactory to Sublessor, waiving any and all liens attributable to labor and materials theretofore furnished by such parties in connection with Sublessee's Work.

    (b) If there then exists no Event of Default under this Sublease, after the date on which Sublessor makes the Initial Payment, but before Sublessee's Work has been finally completed, Sublessor agrees to make additional payments of Sublessor's Construction Allowance (each such payment being hereinafter referred to as an "Additional Payment"), no more frequently than once every thirty
         (30) days. Sublessor agrees to make each Additional Payment within fifteen (15) days after Sublessor's receipt of the applicable Additional Requisition (as herein defined) and the other documents specified in clauses (ii) through (iv) of this subparagraph (b). Each Additional Payment shall be paid to Sublessee or, at Sublessor's option, to the contractors, subcontractors and/or vendors specified in the applicable Additional Requisition, and shall be equal to eighty-five percent (85%) of Sublessee's Costs as shall have actually been paid or as are payable as of the date of such Additional Requisition, less the amount of Sublessee's Costs theretofore paid by Sublessor on account of Sublessor's Construction Allowance; provided, however, that in no event shall the sum of any Additional Payment, plus the Initial Payment and all prior Additional Payments, exceed eighty-five percent (85%) of the full amount of Sublessor's Construction Allowance. Sublessor's obligation to make any Additional Payment shall be contingent upon Sublessee's furnishing to Sublessor the following: (i) a statement in form and substance reasonably satisfactory to Sublessor (an "Additional Requisition") certified to be true, accurate and complete by an executive officer of Sublessee stating the amount that Sublessee has paid out and that will be paid out from the proceeds of such Additional Payment on account of Sublessee's Costs actually incurred after the date of the Initial Requisition or the last previous Additional Requisition, as the case may be (excluding reasonable retainage amounts),
         (ii) invoices, including receipted invoices for amounts already paid out, substantiating any and all such payments made or to be made on account of Sublessee's Costs actually incurred after the date of the Initial Requisition or the last previous Additional Requisition, as the case may be, (iii) an affidavit of Sublessee's general contractor, in form and substance reasonably satisfactory to Sublessor, dated no later than the date of the applicable Additional Requisition, stating that any and all amounts then due to said general contractor and all subcontractors and other parties attributable to labor and materials furnished in connection with Sublessee's Work have been paid in full or will be paid in full from the proceeds of the applicable Additional Payment (subject to applicable retainage amounts), and (iv) executed lien waivers from said general contractor and said subcontractors and other parties, in form and substance reasonably satisfactory to Sublessor, waiving any and all liens attributable to labor and materials theretofore furnished by such parties in connection with Sublessee's Work.

    (c) If there then exists no Event of Default under this Sublease, upon or after the date on which Sublessee's Work has been finally completed, Sublessor agrees to make the final payment on account of Sublessor's Construction Allowance (the "Final Payment") within fifteen (15) days after Sublessor's receipt of the Final Requisition (as herein defined) and the other documents specified below in clauses (ii) through (vii) of this subparagraph (c). The Final Payment shall be paid to Sublessee or, at Sublessor's option, to the contractors, subcontractors and/or vendors specified in the Final Requisition, and shall be equal to so much of Sublessee's Costs as shall have actually been paid or as are payable as of the date of the Final Requisition, less the amount of Sublessee's Costs theretofore paid by Sublessor on account of Sublessor's Construction Allowance; provided, however, that in no event shall the Final Payment exceed the then balance of Sublessor's Construction

         Allowance. Sublessor's obligation to make the Final Payment shall be contingent upon Sublessee's furnishing to Sublessor the following: (i) a statement in form and substance reasonably satisfactory to Sublessor (the "Final Requisition") certified to be true, accurate and complete by an executive officer of Sublessee stating the amount that Sublessee has paid out and that will be paid out from the proceeds of the Final Payment on account of Sublessee's Costs actually incurred after the date of the last previous Additional Requisition, (ii) invoices, including receipted invoices for amounts already paid out, substantiating any and all such payments made or to be made on account of Sublessee's Costs actually incurred after the date of the last previous Additional Requisition, (iii) an affidavit of Sublessee's general contractor, in form and substance reasonably satisfactory to Sublessor, stating that any and all amounts due to said general contractor and all subcontractors and other parties attributable to labor and materials furnished in connection with Sublessee's Work have been paid in full or will be paid in full from the proceeds of the Final Requisition, (iv) executed lien waivers from said general contractor and said subcontractors and other parties, in form and substance reasonably satisfactory to Sublessor, waiving any and all liens attributable to labor and materials theretofore furnished by such parties in connection with Sublessee's Work, (v) evidence reasonably satisfactory to Sublessor that all of Sublessee's Work and all of Sublessee's obligations with respect thereto as contained in this Sublease shall have been finally completed in all respects in accordance therewith, and (vi) copies of all governmental approvals, including, without limitation, certificate(s) of occupancy, necessary for Sublessee to occupy the Premises.

         Sublessee shall pay to Sublessor the total amount of all funds contributed by Sublessor on account of Sublessor's Construction Allowance as hereinabove provided (which funds shall in no event exceed Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) in the aggregate and are hereinafter referred to as the "Contributed Amount"), with interest at the rate of six percent (6%) per annum, payable in sixty (60) consecutive, equal monthly payments of principal and interest commencing on July 15, 1994 and continuing on the first day of every month thereafter through and including the month of July, 1999 (the "Payment Period"). The amount of each monthly payment on account of the Contributed Amount shall be calculated so as to result in the full repayment by Sublessee of the Contributed Amount, with interest at the aforesaid rate, after payment of all such monthly payments over the aforesaid sixty (60) month period.

         Promptly after the amount of each monthly payment on account of the Contributed Amount shall have been determined as aforesaid, Sublessor shall prepare and the parties shall execute and deliver to each other an agreement memorializing the amount of each such payment payable by Sublessee during the Payment Period. Sublessor shall have the same remedies hereunder for any failure by Sublessee to pay any payment on account of the Contributed Amount when due as Sublessor has hereunder for any failure by Sublessee to pay Base Rent and Additional Rent when due, including, without limitation, the right to terminate this Sublease.

22. PROVISIONS BINDING, ETC. Except as herein otherwise expressly provided, the terms hereof shall run with the land, be binding upon and inure to the benefit of those claiming under, by and through, respectively, Sublessor and Sublessee, including, without limitation, their respective successors and assigns. The reference contained in the preceding sentence to successors and assigns of Sublessee is not intended to and does not constitute a consent to assignment by Sublessee. As between Sublessee and Sublessor, Sublessor shall have the right to sell, assign, transfer or otherwise alienate its interest in the Premises, and upon such sale, assignment, transfer or alienation, the new holder of such interest shall succeed to and thereby assume all of Sublessor's obligations hereunder, except that Sublessor and each new holder shall only be liable for obligations accruing during its respective period of ownership, and Sublessee shall be bound to the new holder to the same extent as it was bound to Sublessor. Without limiting the generality of the foregoing, as between Sublessee and Sublessor, Sublessor shall be entirely freed and relieved of any obligation or responsibility accruing under this Sublease from and after any such sale, assignment, transfer or other alienation by Sublessor of its interest in the Premises.

23. APPLICABLE LAWS. This Sublease shall be construed and interpreted in accordance with the laws of the State of New Hampshire.

24. ENTIRE AGREEMENT. This Sublease contains the entire agreement of the parties. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein shall be of any force or effect. Nothing in this Sublease shall relieve Sublessor of its primary liability for its obligations to Master Lessor under the Master Lease. Master Lessor's consent to this Sublease does not constitute consent to any future subletting or assignment, except as expressly permitted in Paragraph 17 hereof with respect to an assignment of this Sublease or subletting of the entire Premises by Sublessee to its wholly owned subsidiary or immediate controlling corporation or to a corporation or other entity under common control with Sublessee or to a corporation or other entity which acquires all or substantially all of the assets of Sublessee.

25. ENVIRONMENTAL HAZARDS

25.1     Sublessee's Use of Hazardous Material.

    Sublessee shall not cause or permit any hazardous material or oil to be used, stored, generated, or disposed of by Sublessee or its agents on, in or from the Premises or in connection with Sublessee's use of the Premises, except those used, stored, generated, or disposed of by Sublessee in the ordinary course of its business activities at the

    Premises, without first obtaining Sublessor's and Master Lessor's written consent, which consent may be withheld by either party in such party's sole and absolute discretion. Any request by Sublessee for such consent by Sublessor and Master Lessor shall be in writing. Prior to the full execution and delivery of this Sublease, Sublessee shall deliver to Sublessor and Master Lessor, for their respective review and approval, which approval may be withheld by either party in such party's sole and absolute discretion, a list of all hazardous material or oil that Sublessee intends to use, store, generate, or dispose of in the ordinary course of its business activities at the Premises.

25.2     General Standards of Compliance.

    Sublessee shall inspect, use, store, generate, transport and dispose of all hazardous material or oil in compliance with the Environmental Requirements and shall cause its agents, employees, contractors, licensees and invitees to so comply. Sublessee shall not release, or permit to be released by its agents, on, in or from the Premises or in connection with Sublessee's use of the Premises any hazardous material or oil in violation of the Environmental Requirements.

25.3     Specific Standards of Compliance.

    Without limiting Sublessee's obligations under Paragraph 25.2, Sublessee shall comply, and cause its agents to comply, with the specific requirements set forth in this Paragraph 25.3.

    (a) Transformers. For all transformers installed by Sublessee on the Premises, Sublessee shall comply with 40 CFR Part 761.

    (b) Discharges to Sanitary Sewer. If required by applicable law, Sublessee shall obtain permit(s) from all governmental authorities having jurisdiction with respect to discharges to sanitary sewers and shall comply with the Federal Clean Water Act and any pretreatment or other conditions contained in the applicable sewer permit and shall cause its agents to so comply.

    (c)  Asbestos.  [Intentionally Omitted]

    (d) Handling Hazardous Wastes. Sublessee shall comply, and shall cause its agents to comply, with all applicable laws and regulations relating to the handling, storage, generation, transportation, and disposal of hazardous waste.

    If Sublessee or its agents generate hazardous waste, upon request of Sublessor or Master Lessor, Sublessee shall provide any information and copies of permits required under applicable state laws and regulations to Sublessor and Master Lessor, and shall make available upon written request of Sublessor or Master Lessor within thirty (30) days of the date of such request, copies of all manifests used for the transportation and disposal of hazardous waste.

    (e) Inventories of Hazardous Material. Sublessee shall make available to Sublessor and Master Lessor within seven (7) days of the date of written request: (a) copies of all inventories of hazardous materials and safety plans filed with the Fire Department under the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Section 11001 et seq. and applicable New Hampshire laws, (b) copies of material safety data sheets ("MSDS") that accompany any product used or stored at the Premises, pursuant to the hazard communications standard under the Occupational Safety and Health Act ("OSHA") and evidence that the MSDSs have been made available to Sublessee's employees, and (c) all other plans and reports required to be prepared pursuant to the Environmental Requirements.

25.4     Notices.

    Sublessor and Sublessee shall promptly deliver to the other and to Master Lessor any notices, orders or similar documents received from any governmental agency or official affecting the Premises and concerning the alleged violation of the Environmental Requirements. Sublessee shall give notice to the Sublessor and Master Lessor of any violation or potential violation of the Environmental Requirements immediately upon becoming aware of same. Sublessor shall give notice to Sublessee and Master Lessor, within a reasonable time after receipt thereof, of any official notice received by Sublessor from any governmental agency or official affecting the Premises and concerning the alleged violation of the Environmental Requirements.

25.5     Sublessee's Obligation to pay Costs and Fines.

    Sublessee shall bear the full cost of, and be solely responsible for, carrying out its obligations under this Paragraph 25. Sublessee shall pay forthwith any fine assessed for any violation by Sublessee or its agents of the Environmental Requirements or shall diligently proceed to contest the same.

    Any cost or fine required under this Paragraph 25 to be borne by Sublessee may be paid by Sublessor or Master Lessor, at the election of either party (provided that Sublessor or Master Lessor shall not pay any such amount if Sublessee is contesting the imposition of the same, unless such payment is required under the terms of any mortgage covering the Premises, in which event payment may be made by any such party if accompanied by an acknowledgement of such contest and a statement that payment is being made without any waiver of Sublessee's rights in connection therewith), after at least thirty
    (30) days' notice to Sublessee, except that, in cases where such payment is necessary in order to avoid a lien against or other material adverse effect on or with respect to the Premises, such payment may be made immediately after notice, and such payment shall be reimbursed by Sublessee to Sublessor or Master Lessor, as the case may be, within 30 days of written demand therefor and may at Sublessor's election, be treated as additional rent hereunder; and Sublessor shall have the same rights and remedies for the nonpayment thereof as for the nonpayment of rent.

    During the investigation and cleanup of any release that is the responsibility of Sublessee under this Paragraph 25 or under applicable Environmental Requirements and during any restoration, maintenance, or repair work that is the responsibility of Sublessee under this Paragraph 25 or under applicable Environmental Requirements, Sublessee shall continue to pay rent even though part or all of the Premises may be unusable.

25.6     Sublessee's Responsibility to Clean Up Any Release.

    Upon written demand by Sublessor or Master Lessor, if hazardous material or oil has been released in or on the Premises or has migrated to or off the Premises, by acts or negligence of Sublessee, Sublessee shall take all actions which are necessary to attain cleanup levels in accordance with the Environmental Requirements and to mitigate Environmental Damages, provided, however, to the extent the same has been expressly permitted by Sublessor and Master Lessor in writing pursuant to Paragraph 25.1 above, such actions may be postponed provided they are taken and completed prior to the expiration of the term of this Sublease and there is no violation of the Environmental Requirements. These actions include, without limitation, investigation and cleanup as may be required under CERCLA, RCRA, or applicable state laws and regulations, whichever is applicable. All such investigation and remedial work shall be performed by contractors reasonably acceptable to Sublessor and Master Lessor in accordance with the Environmental Requirements. Any such action shall be performed in a good, safe and workmanlike manner. Upon payment of the reasonable cost of copies thereof, Sublessee shall promptly provide to Sublessor and Master Lessor copies of testing results and all other reports.

    Following such cleanup, Sublessee shall promptly take all actions as are necessary to return the Premises and any areas outside the Premises to the condition existing prior to the release or migration of any such hazardous material or oil including the repair of any damage caused by the investigation or remediation.

25.7     Removal.

    Sublessee shall remove all hazardous material or oil used, stored, generated, discharged, released or disposed of by Sublessee and the containers in which such substances were ever packaged or stored from the Premises prior to the termination of this Sublease and prior to vacating; and such removal and disposal of such substances and containers shall be performed in accordance with all applicable laws and regulations.

25.8     Inspection.

    Upon the written request of Sublessor and/or Master Lessor, Sublessee, through a duly authorized officer and any employee responsible for the proper handling and disposal of hazardous material and oil, shall give an annual certification, and a certification prior to the termination of this Sublease and prior to vacating, to the effect that the requirements in Paragraphs 25.1 through 25.8, inclusive, and any other of the Environmental
    Requirements for which Sublessor or Master Lessor has requested a certification have been satisfied.

    Sublessee grants Sublessor and Master Lessor, upon reasonable written notice, the right to inspect the Premises throughout the term of this Sublease to determine whether Sublessee is in compliance with the provisions in this Paragraph 25; and Sublessee shall provide Sublessor and Master Lessor with all information retained by Sublessee in the ordinary course of its business, or required to be retained by the Environmental Requirements, deemed by Sublessor and Master Lessor necessary for Sublessor and Master Lessor to ascertain whether Sublessee so complies.

25.9     Default.

    A breach of the obligations contained in this Paragraph 25 shall be deemed a breach of a material obligation of Sublessee under this Sublease which breach shall entitle Sublessor to enforce all remedies against Sublessee for breach and default. Provided, however, the notice and grace periods set forth in Paragraph 16 of this Sublease shall apply to any such breach.

25.10    Self Help.

    If Sublessor or Master Lessor determines that Sublessee has not proceeded diligently to cure any default within a reasonable time period, as reasonably determined by Sublessor and Master Lessor as the case may be, or in the event of an emergency as determined by Sublessor or Master Lessor in its reasonable judgment, Sublessor or Master Lessor, in addition to any other remedy under this Sublease, shall have the right, if such default continues for ten (10) days after written notice (or at any time after such notice in the event of an emergency) but not the obligation, to enter upon the Premises and to perform Sublessee's obligations hereunder, including the payment of money and the performance of any other act. All sums so paid by Sublessor or Master Lessor, as the case may be, and all reasonable incidental costs and expenses in connection therewith shall be reimbursed by Sublessee as additional rent to Sublessor within fifteen (15) days after written request from Sublessor or to Master Lessor (such written request to include invoices and other documentation evidencing in reasonable detail all costs paid by Sublessor or Master Lessor). Notwithstanding any such performances by Sublessor or Master Lessor, Sublessee shall remain liable for any violation of the provisions in this Paragraph 25.

25.11    Sublessee's and Sublessor's Indemnification.

    Sublessee and its successors, assigns and guarantors shall release, defend (with an attorney reasonably acceptable to Sublessor and

    Master Lessor), indemnify and hold harmless Sublessor and Master Lessor and their respective successors and assigns and the officers, directors, stockholders, partners, beneficial owners, trustees, employees, agents, contractors and attorneys, of Sublessor and Master Lessor, or of the successors and assigns of any of the foregoing, from and against all Environmental Damages which may be asserted by Sublessee, any other person or entity, or government agency on account of the release of any hazardous material or oil upon, in or from the Premises by Sublessee or its agents, or on account of other action by Sublessee or its agents in violation of the Environmental Requirements or on account of breach of any of Sublessee's obligations under this Paragraph 25, except to the extent that any such Environmental Damages are caused by the indemnified party. The provisions of this Paragraph 25.11 shall not apply to hazardous materials or oil upon or in the Premises on the date hereof or to any migration of same upon or to the Premises from other property or caused by third parties, except to the extent caused by Sublessee or its agents, and Sublessor and its successors, assigns and guarantors shall release, defend (with an attorney reasonably acceptable to Sublessee), indemnify and hold harmless Sublessee and its successors and assigns and the officers, directors, stockholders, partners, beneficial owners, trustees, employees, agents, contractors and attorneys of Sublessee, or the successors and assigns of any of the foregoing, from and against all Environmental Damages which may be asserted by Sublessor or Master Lessor, any other person or entity, or government agency on account of the release of any hazardous material or oil upon, in or from the Premises by Sublessor or Master Lessor or their respective agents, or on account of other action by Sublessor, Master Lessor or their respective agents in violation of the Environmental Requirements, except to the extent that any such Environmental Damages are caused by Sublessee. In the event that the Master Lessor succeeds to the interest of the Sublessor under this Sublease, it is understood and agreed that (a) Master Lessor shall be liable to Sublessee under the foregoing indemnity only for Environmental Damages which may be asserted as aforesaid on account of the release of any hazardous material or oil upon, in or from the Premises by Master Lessor or its agents that first occurs from and after the date on which Master Lessor first succeeds to Sublessor's interest hereunder, or on account of other action by Master Lessor or its agents in violation of the Environmental Requirements that first occurs from and after such date (such Environmental Damages are hereinafter referred to as "After-Occurring Damages"), and (b) Sublessor shall not be liable to Sublessee under the foregoing indemnity for any After-Occurring Damages.

25.12    Definitions.

    The following terms as used herein shall have the meanings set forth below:

    "Hazardous material or oil" shall mean any substance (i) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance which is or becomes regulated by any governmental authority, agency, commission or instrumentality of the United States, the State of New Hampshire or any political subdivision thereof including city or town; or (ii) which is or becomes defined as a "hazardous substance" pursuant to
    Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA") or the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq. ("RCRA"); as well as any material or substance which is or becomes defined as hazardous material or oil under applicable state laws and regulations; or (iii) which is or becomes a pollutant regulated under the Clean Air Act, 42 U.S.C. Section 7401 et seq. and 40 CFR Parts 50 to 85 or applicable state laws and regulations; or (iv) which is or becomes defined as "hazardous waste" below; or (v) the presence of which requires investigation or remediation under any present or future federal, state or local statute, regulation, ordinance, by-law, order, action, policy or common law; or (vi) which contains gasoline, diesel fuel, oil or other petroleum hydrocarbons.

    "Hazardous waste" shall mean any material designated as such under any applicable federal, state or local law, regulation, ordinance or by-law.

    "Environmental Damages" shall mean liabilities, injuries, losses, claims, damages, settlements, reasonable attorneys' and consultants' fees, penalties, interest and expenses, and costs of environmental site investigations, reports and cleanup. The costs of environmental site investigations, reports and cleanup include costs incurred in connection with any investigation or assessment of site conditions or health of Sublessee's agents or other persons using the Premises, risk assessment, monitoring, or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or recommended by Sublessor's or Master Lessor's environmental consultant (or Sublessee's environmental consultant in the event Sublessor or Master Lessor elect not to employ their own consultant) in the exercise of its reasonable professional judgment.

    "Environmental Requirements" shall mean all applicable laws, rules and regulations (including without limitation the laws and regulations referenced in Paragraphs 25.2 through 25.8, inclusive), and the orders of any governmental authority having jurisdiction with respect thereto, insofar as such laws, rules and regulations and orders relate to the release, maintenance, use, keeping in place, or disposal of hazardous material or oil, including those pertaining to reporting, licensing, permitting, housekeeping, upgrading of equipment, health and safety of tenant's agents and other persons, investigation, remediation, and disposal; and shall include both present and future laws and regulations and orders.

    "Release" shall mean any release, spill, emission, discharge or other disposal into the environment including the atmosphere, ground, building materials, sewer system, storm drainage system, or body of water.

25.13    Other.

    (a) The provisions of this Paragraph 25 shall be in addition to any other obligations and liabilities Sublessee may have to Sublessor under this Sublease or at law or in equity.

    (b) In the case of conflict between this Paragraph 25 and other provisions of this Sublease, the provisions imposing the most stringent requirement as to Sublessee shall control.

    (c) The obligations of Sublessee and Sublessor under this Paragraph 25 shall survive the expiration or termination of this Sublease and the transfer of title to the Premises.

    (d) Sublessee's liabilities and obligations under this Paragraph 25, including, without limitation, Sublessee's indemnification obligations, shall include liability for and obligations relating to the acts and omissions of Sublessee, anyone claiming by, through or under the Sublessee, and any and all employees, agents, contractors and subcontractors of Sublessee or any such party. Sublessor's indemnification obligations under this Paragraph 25 shall include liability for and obligations relating to the acts and omissions of Sublessor, anyone claiming by, through or under the Sublessor, and any and all employees, agents, contractors and subcontractors of Sublessor or any such party.

26. HOLDING OVER. If Sublessee remains in possession of the Premises or any part thereof beyond the Expiration Date (or, if Sublessee shall duly exercise any of the options of extension set forth in Paragraph 5 of this Sublease, beyond the expiration of the applicable extension period), Sublessee shall be deemed to be occupying the Premises from month to month, subject to such occupancy being terminated by either party upon at least thirty (30) days' written notice (except that such occupancy shall in any event automatically terminate on September 30, 2000 without the need of any such notice), at a monthly rental equal to One Hundred Eighty-Four Thousand Five Hundred and 00/100 Dollars ($184,500.00), together with Additional Rent, and subject to all of the same terms, provisions, and conditions set forth in this Sublease; it being understood and agreed that Sublessee shall have no right to and shall in no event remain in occupancy of the Premises or any part thereof beyond September 30, 2000 without having first entered into a new lease agreement relative to the Premises with Master Lessor. Sublessee shall indemnify and hold harmless Sublessor from and against any and all liability, loss, cost, damage and expense suffered by Sublessor arising out of or resulting from any failure on the part of Sublessee to yield up the Premises when and as required under this Sublease.

27. QUIET ENJOYMENT. Sublessee, subject to the terms and provisions of this Sublease, on payment of the rent and observing, keeping and performing all of the terms and provisions of this Sublease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof without hindrance or ejection by any persons lawfully claiming under Sublessor. To the best of Sublessor's knowledge, there is no pending or overtly threatened litigation or administrative action involving the Premises that would adversely affect Sublessee's ability to lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises as aforesaid.

28. OPTION TO PURCHASE. Sublessor hereby assigns to Sublessee Sublessor's option to purchase the Premises and certain other real property, as set forth in, and subject to and in accordance with the terms and conditions of, Article XXIV of the Master Lease. In the event that Sublessee exercises such option to purchase and acquires record title to the Premises and such other property, then this Sublease shall thereupon cease and determine and be of no further force and effect, without recourse to either of Sublessor or Sublessee as to matters accruing from and after the date on which Sublessee acquires record title to the Premises and such other property.

29. FORCE MAJEURE. In the event that any party hereto shall be delayed, hindered in or prevented from the performance of any act (other than the payment of Base Rent, Additional Rent or the Contributed Amount by Sublessee and the performance of restoration work by the Master Lessor in the event of a casualty or taking as provided in Paragraph 14 of this Sublease) required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, fuel or gas, failure of power, riots, insurrection, the act, failure to act or default of the other party, war, accidents or any other reason beyond such party's control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

30. SUBLESSOR AND MASTER LESSOR DEFAULT AND LIABILITY.  Sublessor and
    Master Lessor shall in no event be in default in the performance of any of their respective obligations hereunder unless and until Sublessor or Master Lessor, as the case may be, shall have failed to perform such obligations within thirty (30) days or such additional time as is reasonably required to correct any such default after notice by Sublessee to such party properly specifying wherein such party has failed to perform any such obligation. Notwithstanding anything contained herein to the contrary, in the event that any failure by Sublessor or Master Lessor to perform their respective obligations under this Sublease or the Master Lease shall prevent Sublessee from using all or a portion of the Premises for the purposes permitted under this Sublease for any period of five (5) consecutive business days or longer after the date on which Sublessor receives notice of such failure specifying in reasonable detail the particulars thereof, and if there then exists no Event of Default under this Sublease, then a just proportion of the Base Rent, Additional Rent, Contributed Amount, according to the nature and extent of the portion of the Premises rendered untenantable, shall be abated until use and occupancy of substantially all of the Premises shall be restored. In the event that the Sublessee shall be prevented from using all of the Premises for the purposes permitted under this Sublease by reason of any such failure by Sublessor or Master Lessor for a period of thirty (30) consecutive days or longer after the date on which Sublessor receives notice of such failure specifying in reasonable detail the particulars thereof, and if there then exists no Event of Default under this Sublease, then Sublessee shall have the right to terminate this Sublease upon twenty (20) business days' written notice to Sublessor, in which event this Sublease shall terminate with the same effect as if the date set forth in such notice were the expiration date set forth in this Sublease. Notwithstanding anything contained herein to the contrary, Sublessee agrees that Master Lessor shall have no personal liability with respect to any of the provisions of this Sublease at any time, whether before or after Master Lessor succeeds, if at all, to Sublessor's interest hereunder, and Sublessee shall look solely to the estate and property of the Master Lessor in the Premises for the satisfaction of any of Sublessee's remedies, including, without limitation, the collection of any judgment or the enforcement of any other judicial process requiring the payment or expenditure of money by Master Lessor in the event of any default or breach by Master Lessor with respect to any of the terms and provisions of this Sublease to be observed and/or performed by Master Lessor, subject, however, to the prior rights of any holder of any mortgage covering all or part of the Premises, and no other assets of Master Lessor or any principal of Master Lessor shall be subject to levy, execution or other judicial process for the satisfaction of Sublessee's claim and in the event Sublessee obtains a judgment against Master Lessor, the judgment docket shall be so noted. Without in any way limiting the foregoing, Sublessee reserves the right to seek judicial injunctive relief to enforce any obligations of Master Lessor which have not been complied with.

    IN WITNESS WHEREOF, the parties have executed this Sublease, under seal, as of the date first written above.

SUBLESSOR:                        SUBLESSEE:

HEWLETT-PACKARD COMPANY           THE TIMBERLAND COMPANY


By:                               By:
    Its                               Its
    Hereunto duly authorized          Hereunto duly authorized


/4282

                            CONSENT OF MASTER LESSOR

    Pursuant to Article IX of the Master Lease, the undersigned Master Lessor under the Master Lease hereby consents to the subletting of the Premises in accordance with the terms and conditions of the foregoing Sublease but does not consent to any future subletting or assignment, notwithstanding anything to the contrary contained in Sections 17 and 22 of said Sublease.

    In connection with its consent to the Sublease, the Master Lessor hereby agrees as follows:

    1. The Master Lessor hereby confirms, to the best of its knowledge, that there exists no default under the Master Lease nor any event which with the giving of notice or passage of time or both could constitute a default under the Master Lease and the Master Lessor hereby waives all rights to claim a default (a) under Article XII(f) of the Master Lease relating to any discontinuance of occupancy or abandonment of the Premises accrued or occurring prior to the date hereof or (b) under
Article IX of the Master Lease relating to any assignment of the Master Lease in connection with the transfer of all of the outstanding shares of Apollo Computer, Inc. to Sublessor;

    2. As between the Master Lessor and the Sublessee, to the extent there are any inconsistencies between the terms and provisions of the Sublease and the terms and provisions of the Master Lease, the terms and provisions of the Sublease shall control;

    3. The Master Lessor agrees to be bound by the obligations of the Master Lessor to the Sublessee set forth in the following provisions of the Sublease: (i) Master Lessor's obligation under Paragraph 7 to prosecute tax abatement proceedings once commenced and to notify
Sublessee of the discontinuance thereof; (ii) Master Lessor's obligation under Paragraph 8(e) to minimize interference with Sublessee's use of the Premises in connection with the exercise by the Master Lessor of its rights thereunder; (iii) Master Lessor's obligations under Paragraphs
8(f) and 8(g) to be liable to Sublessee for damages caused by its negligence; (iv) Master Lessor's obligation under Paragraph 8(o) to act reasonably in approving or disapproving insurance amounts; (v) Master Lessor's obligation under Paragraph 9 to act reasonably in approving or disapproving maintenance contracts; (vi) Master Lessor's obligations under Paragraph 11 to act reasonably in approving or disapproving Plans and Specifications (except as to structural, exterior and/or roof work), in designating fixtures and leasehold improvements for removal from the Premises at the expiration or earlier termination of the Sublease Term, and in acting to approve or disapprove Plans and Specifications within ten (10) business days after receipt thereof and failing such action, in being bound by the provisions thereof relative to the consequences of such failure; (vii) Master Lessor's obligations under Paragraph 12 to act reasonably in approving or disapproving subsequent alterations and the plans and specifications therefor (except as to structural, exterior and/or roof work), in designating fixtures and leasehold improvements for removal from the Premises at the expiration or earlier termination of the Sublease Term, and in acting to approve or disapprove such plans and specifications within ten (10) business days after receipt thereof and failing such action, to be bound by the provisions thereof relative to the consequences of such failure; (viii) Master Lessor's obligation under Paragraph 17 to permit, without the need for Master Lessor's consent, any assignment of the Sublease or subletting of the Premises expressly therein permitted; and (ix) Master Lessor's obligation under Paragraph 25.11 to act reasonably in approving or disapproving an attorney designated by Sublessee in connection with any matter that is the subject of the indemnity therein provided.

    The Master Lessor hereby certifies as of the date hereof as follows:

    A. The Master Lease represents the entire agreement between the Master Lessor and the Sublessor, is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except that Master Lessor has assigned the Master Lease to its mortgagee); a true, correct and complete copy of the Master Lease, including any and all amendments thereto (which documents consist of a lease dated June 19, 1984, as amended by a certain Amendment A, dated December 21, 1984, as further amended by a certain Stratham Lease Amendment, dated as of May 21, 1986, as affected by a certain letter, dated September 26, 1990, from Sublessor to the Master Lessor and as further amended by a certain Amendment to Lease of even date herewith), is attached as Exhibit "B" to the Sublease of which this consent is a part; and

    B. Rental payments under the Master Lease are being made on a current basis and have been paid through the month of April, 1994.

    The undersigned hereby agrees to enter into a subordination, non-disturbance and attornment agreement with Sublessee, in the form attached to the Sublease of which this consent is a part as Exhibit "SNDA", concurrently with the full execution and delivery of said Sublease.

    As between Master Lessor and Sublessor, nothing herein or in said Sublease shall relieve Sublessor of its obligations to Master Lessor under said Master Lease or modify any of the terms of said Master Lease.

    Executed under seal this       day of                      , 1994.

                                  FIRST ALTEX REALTY TRUST



                                  By:
                                      Hereunto duly authorized, as
                                      Trustee and not individually


                                  (Signatures continued on next page)

                                  By:
                                      Hereunto duly authorized, as
                                      Trustee and not individually



                                  By:
                                      Hereunto duly authorized, as
                                      Trustee and not individually

                                                              EXHIBIT NOT FILED
                                  EXHIBIT "A"

                                PLAN OF PREMISES

                                                              EXHIBIT NOT FILED
                                  EXHIBIT "B"

                                  MASTER LEASE

                                  EXHIBIT "C"


                  ESTIMATED OPERATING EXPENSES AND OTHER COSTS

                                200 DOMAIN DRIVE
                                  STRATHAM, NH



              Estimated 1994 Operating Expenses:

                   Real Property Taxes                $0.796/r.s.f.

                   Insurance                          $0.147/r.s.f.

                   TOTAL                              $0.943/r.s.f.

                                 EXHIBIT "SNDA"


            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT



    THIS AGREEMENT is made as of the      day of March, 1994 by and
between the TRUSTEES of FIRST ALTEX REALTY TRUST, u/d/t dated as of May 15, 1984 and recorded with the Rockingham County Registry of Deeds in Book 2499, Page 1348, as amended (the "Master Lessor"), having a business address in care of Altid Properties, 17 Monsignor O'Brien Highway, Cambridge, Massachusetts 02141-1817, and THE TIMBERLAND COMPANY, a Delaware corporation ("Sublessee"), having a business address of 11 Merrill Industrial Drive, P.O. Box 5050, Hampton, New Hampshire 03842-5050.

                              W I T N E S S E T H:

    WHEREAS, Master Lessor holds the lessor's interest in and to a certain lease, dated June 19, 1984, the lessee's interest in which is held by Hewlett-Packard Company (the "Sublessor"), relating to certain premises located at 200 Domain Drive in Stratham, Rockingham County, New Hampshire, as more particularly therein described (the "Premises"), as amended by a certain Amendment A, dated December 21, 1984, as further amended by a certain Stratham Lease Amendment, dated as of May 21, 1986, as affected by a certain letter, dated September 26, 1990, from Sublessor to the Master Lessor and as further amended by a certain Amendment to
Lease dated March    , 1994 (said lease, as amended and affected by the
above-listed documents, is hereinafter referred to as the "Master Lease");

    WHEREAS, Sublessor holds the sublessor's interest in and to a certain
sublease, dated March    , 1994, the sublessee's interest in which is
held by Sublessee, relating to the Master Lease and the Premises; and

    WHEREAS, Master Lessor has been requested by Sublessor and Sublessee to enter into this agreement with Sublessee;

    NOW, THEREFORE, in consideration of the Premises and the mutual covenants herein contained, the parties hereto mutually covenant and agree as follows:

    1. Subject to the terms and provisions of this agreement, the Sublease and all of the right, title and interest of Sublessee thereunder in and to the Premises are and shall be subject and subordinate to the Master Lease.

    2. In the event that Master Lessor comes into possession of the Premises as a result of the termination or other enforcement of lessor's rights under the Master Lease as the result of a default by the Sublessor thereunder, as long as Sublessee is not then in default under the Sublease beyond any applicable notice and cure period provided to Sublessee under the Sublease, Master Lessor will recognize Sublessee and will not disturb Sublessee in its possession of the Premises for the full term of years in the Sublease provided subject to the terms, covenants and conditions of the Sublease for any reason other than one which would entitle Sublessor to terminate the Sublease under its terms or would entitle Sublessor to dispossess Sublessee from the Premises.

    3. Sublessee agrees with Master Lessor that if the interest of Sublessor in the Premises shall be held by Master Lessor by reason of termination or other proceedings brought by Master Lessor, Sublessee shall be bound to Master Lessor and Master Lessor shall be bound to Sublessee under all of the terms, covenants and conditions of the Sublease for the then balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Sublease, with the same force and effect as if Master Lessor were the original holder of the sublessor's interest in and to the Sublease (except that Master Lessor shall in no event be liable for or bound by the obligations of Sublessor under Paragraph 21 of the Sublease), and the Sublease shall be a direct lease between the Master Lessor and the Sublessee, and Sublessee shall attorn to Master Lessor as its lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of Sublessor and Master Lessor immediately upon Master Lessor's succeeding to the interest of Sublessor in the Premises.

    4. Sublessee agrees with Master Lessor that if Master Lessor shall succeed to the interest of Sublessor under the Sublease, Master Lessor shall not be (a) liable for any action or omission of Sublessor under the Sublease prior to such succession, or (b) subject to any offsets or defenses which Sublessee might have against Sublessor, or (c) bound by any rent or additional rent which Sublessee might have paid for more than the then current month to Sublessor, or (d) bound by any amendment or modification of the Sublease made without Master Lessor's and its mortgagee's written consent, or (e) personally liable with respect to any of the provisions of the Sublease and Sublessee shall look solely to the estate and property of the Master Lessor in the Premises for the satisfaction of any of Sublessee's remedies, including, without limitation, the collection of any judgment or the enforcement of any other judicial process requiring the payment or expenditure of money by Master Lessor in the event of any default or breach by Master Lessor with respect to any of the terms and provisions of the Sublease to be observed and/or performed by Master Lessor, subject, however, to the prior rights of any holder of any mortgage covering all or part of the Premises, and no other assets of Master Lessor or any principal of Master Lessor shall be subject to levy, execution or other judicial process for the satisfaction of Sublessee's claim and in the event Sublessee obtains a judgment against Master Lessor, the judgment docket shall be so noted.

    5. This Agreement shall bind and inure to the benefit of Master Lessor and Sublessee and their respective successors and assigns.

    6. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire.

    Executed under seal as of the date first above written.


WITNESS:                          FIRST ALTEX REALTY TRUST


                                  By:
                                      Hereunto duly authorized, as
                                      Trustee and not individually

                                  [SIGN IN BLACK INK]


                                  By:
                                      Hereunto duly authorized, as
                                      Trustee and not individually

                                  [SIGN IN BLACK INK]


                                  By:
                                      Hereunto duly authorized, as
                                      Trustee and not individually

                                  [SIGN IN BLACK INK]


ATTEST:                           THE TIMBERLAND COMPANY


                                  By:      Secretary
                                  Its
                                        Hereunto duly authorized

                                  [SIGN IN BLACK INK]

STATE OF                     )
                             ) ss.
COUNTY OF                    )

    On this        day of                   , 1994, before me personally
appeared                       , who, being by me duly sworn, did say
that he/she is                     of The Timberland Company, a Delaware
corporation, that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said acknowledged said instrument to be the free act and deed of said corporation.


                                  Notary Public
                                  My Commission Expires:

                                                [COMPLETE AND SIGN IN BLACK INK]



STATE OF                     )
                             ) ss.
COUNTY OF                    )

    On this        day of                   , 1994, before me personally
appeared                                , Trustee of First Altex Realty
Trust as aforesaid, and acknowledged the foregoing instrument to be his/her free act and deed, as said Trustee.


                                  Notary Public
                                  My Commission Expires:

                                                [COMPLETE AND SIGN IN BLACK INK]



STATE OF                     )
                             ) ss.
COUNTY OF                    )

    On this        day of                   , 1994, before me personally
appeared                                 , Trustee of First Altex Realty
Trust as aforesaid, and acknowledged the foregoing instrument to be his/her free act and deed, as said Trustee.


                                  Notary Public
                                  My Commission Expires:

                                                [COMPLETE AND SIGN IN BLACK INK]

STATE OF                     )
                             ) ss.
COUNTY OF                    )

    On this        day of                   , 1994, before me personally
appeared                                 , Trustee of First Altex Realty
Trust as aforesaid, and acknowledged the foregoing instrument to be his/her free act and deed, as said Trustee.


                                  Notary Public
                                  My Commission Expires:

                                                [COMPLETE AND SIGN IN BLACK INK]